UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 3, 2007 (March 30, 2007)
WELLSFORD REAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)
Maryland

(State or Other Jurisdiction of Incorporation)
1-12917	13-3926898

(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, New York, NY	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 838-3400

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|x|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 30, 2007, Wellsford Real Properties, Inc. (the "Company") entered into an amendment ("Amendment No. 1") to the Agreement and Plan of Merger (the "Merger Agreement"), dated October 11, 2006, by and among the Company, Reis Services LLC, a wholly-owned subsidiary of the Company ("Merger Sub"), and Reis, Inc. ("Reis"), whereby the parties agreed to extend the date after which either the Company or Reis may terminate the Merger Agreement if the merger has not been consummated by that date. The date was changed from April 30, 2007 to May 31, 2007. Amendment No. 1 also corrected errors in an exhibit. A copy of Amendment No. 1 is filed as Exhibit 2.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 30, 2007, by and among Wellsford Real Properties, Inc., Reis Services, LLC, and Reis, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WELLSFORD REAL PROPERTIES, INC.

	By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi Vice President, Chief Financial Officer
Date: April 3, 2007

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